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                                   Exhibit 99
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                                                           For Immediate Release
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September 20, 2001
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Carolina Bank Holdings, Inc.
Announces Stock Dividend

(Greensboro, NC) At it regularly scheduled Board meeting on September 18, 2001, Carolina Bank Holdings, Inc. (CLBH) approved a 10% stock dividend to those shareholders of record as of October 1, 2001. The dividend will be paid on October 22, 2001.

Robert T. Braswell, President of Carolina Bank Holdings, Inc. stated, "The Board is pleased to reward our shareholders for their support. We are convinced they play a vital role in the continued growth and success of our company."

Carolina Bank Holdings, Inc. operates Carolina Bank as a wholly owned subsidiary. The bank presently operates two full service offices in Greensboro, North Carolina. A third Greensboro office is scheduled to open mid-fourth quarter of this year. For the eight month period ending August 30, 2001, Carolina Bank has achieved loan growth of 18.3 percent, deposit growth of 13.8 percent, and total asset growth of 19.2 percent.

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